Exhibit 99.1
                       PRESS RELEASE DATED APRIL 23, 2004


                                 For Immediate Release

                                 Media Contact:             Investor Contact:
                                 Cathy Love                 John Winn
                                 (803) 217-7777 (803)       217-9240
                                 clove@scana.com            jwinn@scana.com


             SCANA Reports Financial Results for First Quarter 2004

Columbia, SC, April 23, 2004...SCANA Corporation (NYSE: SCG) reported earnings for the three months ended March 31, 2004 of $101 million, or 91 cents per share, compared to $84 million, or 75 cents per share, for the same period in 2003. SCANA's reported earnings are prepared in accordance with Generally Accepted Accounting Principles (GAAP).

"We are pleased with our first quarter financial performance," said Kevin Marsh, senior vice president and chief financial officer. "As we look ahead to the remainder of 2004, we will maintain our focus on the fundamentals that have made us successful by executing our business plans to meet our operational and customer service goals for the year."

Marsh noted that SCANA's strong first quarter results were attributable primarily to higher sales of electricity and natural gas, which more than offset increased operating and maintenance expenses, depreciation expense, property taxes, and the cost of system restoration following January's ice storm.

"The increase in the electric margin was attributable to several factors, including colder weather of 2 cents per share, customer growth of 2 cents per share, and higher off-system sales of 8 cents per share," said Marsh. "Strong sales of natural gas in our retail markets was the principal factor contributing to the higher natural gas margin."

The weather across the Company's electric service area during the quarter, as measured by heating degree days, was 6 percent colder than last year and 13 percent colder than normal.

This weather, combined with solid customer growth, resulted in an increase in retail kilowatt-hour sales of electricity in the first quarter of 2004 of 5.1 percent compared to the same quarter last year. Residential sales were up 7.3 percent, commercial sales were up 4.9 percent and industrial sales rose 3.0 percent. Wholesale, or off-system, sales were up 76 percent. That increase includes off-system sales under long-term contracts that began in January 2004. Total sales of electricity were up 12 percent compared to the first quarter of 2003.

Total consolidated dekatherm sales of natural gas in the first quarter of 2004 were up 3.5 percent compared to the same period last year. Residential and commercial sales were up 3.5 percent and 3.2 percent, respectively, and industrial sales rose 1.4 percent. Retail sales were up 2.7 percent. At March 31, 2004, the Company was serving approximately 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. That represents a 10.0 percent increase over the past year, driven primarily by customer growth in Georgia.

REGULATED OPERATIONS:

South Carolina Electric & Gas Company

South Carolina Electric & Gas Company (SCE&G), SCANA's principal subsidiary, reported earnings in the first quarter of 2004 of $55 million, or 49 cents per share, compared to $47 million, or 42 cents per share, in the same quarter last year. That increase was due mainly to the impact of higher electricity sales, which offset higher expenses. At March 31, 2004, SCE&G was serving approximately 574,000 electric customers and 279,000 natural gas customers, representing increases of 2.2 percent and 1.6 percent, respectively, over the past year.

Construction of SCE&G's $450 million Jasper Plant has been completed and the plant is currently undergoing final testing. The 875-megawatt natural gas-fired electric generating facility is scheduled to enter commercial operation on May 1, 2004. Construction of the $275 million back-up dam at Lake Murray near Columbia, SC continues on schedule for completion in 2005.

PSNC Energy

PSNC Energy, SCANA's retail natural gas subsidiary headquartered in Gastonia, North Carolina, reported earnings of $23 million, or 20 cents per share, in the first quarter of 2004, compared to $24 million, or 21 cents per share, in the first quarter of 2003. Higher operating and maintenance expenses offset a small increase in the natural gas sales margin reflecting higher industrial usage and customer growth. At March 31, 2004 PSNC Energy was serving approximately 398,000 natural gas customers, an increase of 3.2 percent over the past twelve months.

South Carolina Pipeline Corporation

South Carolina Pipeline Corporation, SCANA's intrastate natural gas transmission subsidiary, reported earnings in the first quarter of $3 million, or 3 cents per share, unchanged compared to the first quarter of 2003. Margins from higher transportation revenues were offset by lower margins on competitive sales of natural gas to industrial interruptible customers.

In March 2004, South Carolina Pipeline completed phase one of its South System Loop project, on schedule and under budget. This 38-mile natural gas transmission pipeline will link Pipeline's existing system with the new SCG natural gas pipeline that serves SCE&G's Jasper Plant, bringing a new source of natural gas to support future growth in the southern part of South Carolina.


NON-REGULATED OPERATIONS:

SCANA Energy - Georgia

SCANA Energy, the Company's retail natural gas business in Georgia, reported earnings of $21 million, or 19 cents per share, in the first quarter of 2004, compared to $13 million, or 12 cents per share, in the first quarter of 2003. That improvement was due primarily to higher sales margins resulting from customer growth and more favorable market conditions, which offset higher operating and customer service expenses.

On March 1, 2004, SCANA Energy successfully closed its previously announced acquisition of Energy America's natural gas customers in Georgia. With the addition of these 47,000 customers, SCANA Energy is currently serving more than 470,000 customers in Georgia, maintaining its position as the state's second largest marketer with about a 30 percent market share. Financially, this transaction is expected to be earnings neutral in 2004 and accretive thereafter. Also during the first quarter, the Georgia Public Service Commission extended SCANA Energy's two-year term as the state's regulated natural gas provider to low income and credit challenged customers by one year, to August 2005.

Corporate and Other

SCANA's other businesses collectively reported breakeven results in the first quarter of 2004, compared to a reported loss of $3 million, or 3 cents per share in the same quarter of 2003. Lower interest expense contributed to that improvement.


2004 Outlook

The Company reaffirms its previous guidance that GAAP-adjusted net earnings from operations in 2004 are expected to be in the range of $2.55 - $2.75 per share. The 2004 guidance assumes normal weather in the Company's electric and natural gas service areas and excludes any potential gains or losses from investing activities or sales of certain assets. Other factors that may impact future earnings include changes in interest rates, the performance of the Company's pension plan assets, wholesale natural gas prices and other factors discussed in the Company's Securities and Exchange Commission filings. The Company's long-term goal is to achieve average annual earnings growth of 4-6 percent over the next 3-5 years.

Profile

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations, telecommunications and other energy-related businesses. Information about SCANA and its businesses is available on the Company's website at www.scana.com.


Conference Call Notice

SCANA will host its quarterly conference call for security analysts at 10:00 a.m. Eastern Time today. The call-in numbers for the conference call are 1-800-374-2396 (US/Canada) and 1-706-679-5430 (International). Participants should call in 5 to 10 minutes prior to the scheduled start time. There is no password or I.D. number required. A tape recording of the conference call will be available approximately 2 hours after conclusion of the call through May 7, 2004. The telephone replay numbers are 1-800-642-1687 (US/Canada) and 1-706-645-9291 (International). The conference I.D. number for the telephone replay is 6388501. A transcript of the conference call will be available in the Investor Information section of the Company's web site.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at either of the following internet web sites: www.scana.com or www.videonewswire.com/SCG/042304. Participants should go to either of these web sites at least 10 minutes prior to the call start time and follow the instructions. A replay of the conference call will be available approximately 2 hours after conclusion of the call through May 7, 2004 on either of these web sites.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Although SCANA Corporation believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) that the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment, (2) changes in the utility and non-utility regulatory environment, (3) changes in the economy, especially in areas served by the Company's subsidiaries, (4) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets, (5) growth opportunities for SCANA's regulated and diversified subsidiaries, (6) the results of financing efforts, (7) changes in SCANA's accounting policies, (8) weather conditions, especially in areas served by SCANA's subsidiaries, (9) performance and marketability of SCANA's investments in telecommunications companies, (10) performance of SCANA's pension plan assets, (11) inflation, (12) changes in environmental regulations, (13) volatility in commodity natural gas markets and (14) the other risks and uncertainties described from time to time in SCANA's periodic reports filed with the Securities and Exchange Commission. SCANA disclaims any obligation to update any forward-looking statements.

                                                                 # # #

FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income
(Millions, except per share amounts) (Unaudited)
                                                 Three Months Ended March 31,
                                                    2004            2003
                                                    ----            ----

Operating Revenues:
  Electric                                          $380            $336
  Gas-Regulated                                      426             427
  Gas-Non-regulated                                  330             306
                                                     ---             ---
     Total Operating Revenues                      1,136           1,069
                                                   -----           -----
Operating Expenses:
  Fuel and purchased power                           108              91
  Gas purchased for resale                           577             571
  Other operation and maintenance                    155             144
  Depreciation and amortization                       63              60
  Other taxes                                         39              35
                                                      --              --
    Total Operating Expenses                         942             901
                                                     ---             ---
Operating Income                                     194             168
                                                     ---             ---

Other Income, Net                                     14              16

Interest Charges, Net                                 50              51
Income Tax Expense                                    55              46
Preferred Dividend Requirement
  of SCE&G - Mandatorily Redeemable
  Preferred Securities                                 -               1
Preferred Stock Cash Dividends
  of SCE&G                                             2               2
                                                      --               -
Net Income                                          $101            $ 84
                                                     ---              --
Common Stock Data:
  Wtg. Avg. Common Shares Outstanding              110.9            110.8
    Basic and Diluted Reported Earnings Per Share  $ .91           $ .75

Condensed Consolidated Balance Sheets
(Millions)  (Unaudited)
                                                  March 31,    December 31,
                                                    2004            2003
                                                  ------          ------
ASSETS
Utility Plant, Net                                $6,482          $6,417
Other Property and Investments                       261             274
Current Assets                                       952             901
Deferred Debits                                      848             857
                                                --------        --------
    Total Assets                                  $8,543          $8,449
                                                   -----          -----

CAPITALIZATION AND LIABILITIES
Capitalization:
  Common Equity                                   $2,370          $2,306
  Preferred Stock                                    115             115
  Long-term Debt, Net                              3,332           3,225
                                                   -----         -------
    Total Capitalization                           5,817           5,646
                                                   -----         -------
Current Liabilities:
  Short-Term Borrowings                              191             195
  Current Portion of Long-Term Debt                  202             202
  Other Current Liabilities                          500             617
    Total
                                                     ---             ---
Current Liabilities                                  893          1,014
                                                     ---          -----
Deferred Credits                                   1,833           1,789
                                                   -----           -----
    Total Capitalization and Liabilities          $8,543          $8,449
                                                   -----           -----

Reported Earnings (Loss) per Share by Company (GAAP Basis)
(unaudited)
                                                Three Months Ended March 31,
                                                      2004         2003
                                                     -----         -----
SC Electric & Gas                                    $.49           $.42
PSNC Energy                                           .20          .21
SC Pipeline                                           .03          .03
SCANA Energy-Georgia                                  .19          .12
Corporate and Other                                   .00         (.03)
                                                      ---         -----
Basic and Diluted Reported Earnings (Loss) per Share $.91         $.75
                                                      ---          ---


Reported Earnings (Loss) per Share Variances
(unaudited)
                                                  Three Months Ended March 31,
2003 Basic and Diluted Reported Earnings Per Share          $.75
                                                             ---

Variances:
    Electric Margin                                          .15
    Gas Margin                                               .09
    O&M Expense                                             (.06)
    Depreciation Expense                                    (.02)
    Property Taxes                                          (.02)
    Interest Expense (net of AFC)                            .01
    Other, Net                                               .01
                                                             ---
Variance in Basic and Diluted Reported Earnings per Share    .16
                                                             ---


2004 Basic and Diluted Reported Earnings Per Share          $.91
                                                             ---


Consolidated Operating Statistics

                                           Three Months Ended March 31,
                                        2004          2003          % Change
                                        ----          ----          --------
 Electric Operations:

   Sales (Million KWH):
      Residential                       1,832        1,708            7.3
      Commercial                        1,547        1,475            4.9
      Industrial                        1,627        1,580            3.0
      Other                               124          118            5.1
                                          ---         ---             ---
        Total Retail                    5,130        4,881            5.1
      Wholesale                           919          521            76.4
                                         ---          ---             ---
        Total Sales                     6,049        5,402            12.0
                                        -----        -----           -----
  Customers
  (Period-End, Thousands)                 574          562        2.2

Natural Gas Operations:

  Sales (Thousand Dekatherms):
      Residential                         33,761        32,630          3.5
       Commercial                         15,962        15,465          3.2
      Industrial                          28,985        28,571          1.4
                                          ------        ------         -----
      Total Retail                        78,708        76,666          2.7
      Sales for Resale                     2,337         7,484        (68.8)
      Transportation Volumes              13,978         7,690         81.8
                                          ------         -----         -----

        Total Sales                       95,023        91,840          3.5
                                          ------       -------          ----

  Customer
  (Period-End, Thousands)                  1,152         1,047          10.0




Weather Data - Electric Service Territory

                                             Three Months Ended March 31,
                                                Actual       Percent Change
                                                2004   vs 2003      vs Normal
  Heating Degree Days                          1,363      6.1        12.9
  Cooling Degree Days                             34      21.8      (14.1)



Security Credit Ratings (as of 04/23/04):


                                       Standard & Poor's         Moody's
                          Rating Outlook Rating Outlook
SCANA Corporation:
  Corporate / Issuer Rating   A-        Stable       A3          Stable
  Senior Unsecured            BBB+      Stable       A3          Stable

South Carolina
Electric & Gas Company:
  Corporate / Issuer Rating   A-        Stable       A2          Stable
  Senior Secured              A-        Stable       A1           Stable
  Commercial Paper            A-2       Stable       P-1         Stable

PSNC Energy:
  Senior Unsecured            A-        Stable       A2          Stable
  Commercial Paper            A-2       Stable       P-1         Stable